EXHIBIT 99.24(b)(6)

                PRINCIPAL UNDERWRITING AGREEMENT
PRINCIPAL UNDERWRITING
AGREEMENT

     This PRINCIPAL UNDERWRITING AGREEMENT (the "Agreement") is
made this         day of             , 1997, by and between Orchard
Series Fund, a Delaware business trust (the "Trust") and One
Orchard Equities, Inc., a Colorado corporation (the "Distributor").

     WHEREAS, the Trust is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act") and has shares of beneficial interest which represent separate investment portfolios of the Trust (each a Fund, and collectively, the "Funds") named in Schedule A to this Agreement and which are or will be registered under the Securities Act of 1933 (the "1933 Act") and the securities acts of various states and jurisdictions; and

     WHEREAS, the Distributor is or will be prior to acting as Distributor of the Funds, registered as a broker/dealer under the provisions of the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc.; and

     WHEREAS, the Distributor desires to act as the exclusive principal underwriter of the Funds;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Trust and Distributor hereby agree as follows:

Appointment of Underwriter. The Trust appoints the Distributor as the exclusive sales agent for distribution of the Funds (other than sales made directly by the Trust) and agrees that it will deliver to the Distributor such shares of the Funds as the Distributor may sell. The Distributor agrees to use its best efforts to promote the sale of the Funds, but is not obligated to sell any specific number of shares.

Independent Contractor. The Distributor will undertake and discharge its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Trust by its actions, conduct or contracts, except that the Distributor is authorized to accept orders for the purchase or repurchase of shares of the Funds as agent of the Trust. The Distributor may appoint sub-agents or distribute the Funds through dealers (or otherwise) as it may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on behalf of the Trust or any Fund or otherwise to act as agent of the Trust or any Fund for any purpose.

Offering Price. Shares of the Funds shall be offered for sale at a price equivalent to their net asset value determined in the manner set forth in the then current prospectus and statements of additional information of the Trust relating to the Funds. All orders shall be subject to acceptance by the Trust, and the Trust reserves the right, in its sole discretion, to reject any order received. Neither the Trust nor any Fund shall be liable to anyone for failure to accept any order.

Payment for Shares. At or prior to the time of delivery of any shares, the Distributor will pay or cause to be paid to the Trust for the account of the applicable Fund, an amount in cash equal to the net asset value of such shares. In the event that the Distributor pays for shares sold by it prior to its receipt of payment from purchasers, the Distributor is authorized to reimburse itself for the net asset value of such shares from the offering price of such shares when received by the Distributor.

Purchases for Your Own Account. The Distributor shall not purchase shares of any Fund for its own account for purposes of resale to the public, but it may purchase shares for its own investment account upon its written assurance to the Trust that the purchase is for investment purposes only and that the shares will not be resold except through redemption by the Trust.

Allocation of Expenses. The Distributor shall bear the expense of preparing, printing and distributing advertising, sales literature, prospectuses and statements of additional information. The Trust shall bear the expense of registering shares of the Funds under the 1933 Act and the Trust under the 1940 Act, qualifying shares for sale under the blue sky laws of any state, the preparation and printing of prospectuses, statements of additional information and reports required to be filed with the Securities and Exchange Commission and other authorities, the preparation, printing and mailing of prospectuses and statements of additional information to shareholders of the Funds and the direct expenses of the issuance of shares.

Furnishing of Information. The Trust will furnish to the Distributor such information with respect to the Trust and the Funds in such form and signed by such officers of the Trust as the Distributor may reasonably request, and the Trust warrants that the statements therein contained when so signed will be true and correct. The Trust will also furnish to the Distributor such information and will take such action as the Distributor may reasonably request in order to qualify the shares for sale to the public under the blue sky laws or in jurisdictions in which the Distributor may wish to offer them. If requested by the Distributor, the Trust will furnish to the Distributor at least annually audited financial statements of its books and accounts certified by independent public accountants, and such additional information regarding its financial condition, as the Distributor may reasonably request from time to time.

Conduct of Business. Other than currently effective prospectuses and statements of additional information, the Distributor will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and rules and regulations thereunder and which have been filed, where necessary, with the appropriate regulatory authorities. The Distributor will furnish to the Trust copies of all such material prior to its use and no such material shall be published if the Trust shall reasonably and promptly object.

     The Distributor shall comply with the applicable federal and state laws and regulations where shares of the Funds are offered for sale and conduct its affairs with the Trust and with dealers, brokers or investors in accordance with the Conduct Rules of the NASD.

Other Activities. Services provided by the Distributor pursuant to this Agreement shall not be deemed to be exclusive, and the Distributor may render similar services and act as an underwriter, distributor or dealer for other investment companies.

Term of Agreement. This Agreement shall become effective on the date indicated and shall remain in effect for a period of two (2) years from the date of this Agreement. This Agreement shall continue annually thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Trust or by a vote of the trustees of the Trust (the "Trustees"), and (ii) by a vote of a majority of the Trustees who are parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.

Termination. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Trustees or by a vote of a majority of the outstanding voting securities of the Trust, on sixty (60) days' written notice to the Distributor;
(ii) shall terminate immediately in the event of its assignment ; and (iii) may be terminated by the Distributor on sixty (60) days' written notice to the Trust.

Suspension of Sales. The Trust reserves the right at all times to suspend or limit the public offering of shares upon written notice to the Distributor.

Miscellaneous. This Agreement shall be subject to the laws of the State of Colorado and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company. As used herein, the terms "net asset value," "offering price," "investment company," "open-end investment company," "assignment," "principal underwriter," "interested person," and "majority of the outstanding voting securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations thereunder.

Liability. Nothing contained herein shall be deemed to protect the Distributor against any liability to the Trust or to its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Englewood, Colorado, on the day and year first written above.


ORCHARD SERIES FUND


By:
     Name: J.D. Motz
     Title: President


ONE ORCHARD EQUITIES, INC.



By:
     Name: R.E. Kavanagh
     Title: President

Schedule A


Orchard Money Market Fund
Orchard Preferred Stock Fund
Orchard Index 600 Fund
Orchard Index 500 Fund
Orchard Index Pacific Fund
Orchard Index European Fund